SECOND LOAN MODIFICATION AGREEMENT

    THIS SECOND LOAN MODIFICATION AGREEMENT (this “Modification”) is signed on January 4, 2021, effective December 31, 2020 (the “Effective Date”), by and between SOUTHSIDE BANK, a Texas state bank ("Lender") and LANTANA PLACE, L.L.C., a Texas limited liability company ("Borrower").

    WHEREAS, Borrower and Lender entered into a Construction Loan Agreement dated effective April 28, 2017, as amended by First Amendment to Construction Loan Agreement dated December 13, 2017 (the “Loan Agreement”) respecting a construction loan in the maximum principal amount of $26,310,482.00 for Borrower’s Project known as “Lantana Place” located at 7415 SW Parkway in Austin, Travis County, Texas, as therein described; and

    WHEREAS, the Loan is evidenced by a Promissory Note dated April 28, 2017 (the “Note”) in the maximum principal amount of $26,310,482.00; and

    WHEREAS, Lender and Borrower entered into a Loan Modification Agreement dated effective June 19, 2020 (the “First Modification”); and

    WHEREAS, Borrower and Lender now desire to further amend the Loan Agreement and the Note as hereinafter set forth.

    NOW, THEREFORE, Borrower and Lender hereby represent, stipulate, covenant and agree as follows:

1.    Debt Service Coverage Ratio. Effective as of the Effective Date, the references to the date December 31, 2019 in Sections 11(a) and 11(b) of the Loan Agreement and in Schedule 1(f) of the Loan Agreement are hereby changed to September 30, 2021, and the definition of DSC Period as set forth in Section 11(d) of the Loan Agreement is hereby amended and restated as follows:

    “DSC Period: The first DSC Period shall be the three month period ending on September 30, 2021; the next DSC Period shall be the six month period ending on December 31, 2021; the next DSC Period shall be the nine month period ending on March 31, 2022; the next DSC Period shall be the twelve month period ending on June 30, 2022; and thereafter the DSC Period shall be each trailing twelve (12) consecutive calendar month period ending on each of March 31, June 30, September 30 and December 31, respectively, of each calendar year.”

2.    Remaining Funds Available for Advance. Subject to the terms, conditions and limitations set forth in the Note, the Loan Agreement and the other Security Documents, the sum of $2,065,057.00 remains available for advance under the Note to pay for remaining budgeted Project costs including:

•Up to $1,644,210.87 for tenant improvements to the Project;

•Up to $288,256.55 for leasing commissions for the Project; and
•Other budgeted Project costs.

    Lender shall have no obligation to make any other advances under the Note, and in no event shall Lender be obligated to make any advances after December 31, 2021.

3.    Amendment to Lease Agreement for Cinepolis. Lender hereby consents to the First Amendment to Shopping Center Lease dated effective as of December 31, 2020 by and between Borrower, as landlord, and Texas Cinema Investments, LLC, as tenant.

4.    Principal Payment. As consideration for this Modification, and contemporaneous with the signing of this Modification, Borrower shall pay to Lender the sum of Two Million US Dollars ($2,000,000.00), which sum shall be applied to the Note as a prepayment of principal, leaving an outstanding unpaid principal balance of $22,183,460.00.

5.    Payment of Fees and Expenses. Upon demand by Lender, Borrower shall promptly pay, or reimburse Lender for, all reasonable legal fees and any other expenses incurred by Lender in connection with this Modification.

6.    Representations. Borrower represents and warrants to Lender that each of the representations and warranties of Borrower set forth in the Loan Agreement are true and correct as of the date of this Modification, as if made on the date of this Modification, except for any representations that are specifically limited to a specified date or time period prior to the date of this Modification.

7.    No Event of Default. Borrower represents and warrants to Lender that no Event of Default exists under the terms of the Loan Agreement, as modified, and to the best of Borrower’s knowledge, there exist no facts or circumstances that, with the giving of notice and the expiration of any applicable cure period, would reasonably be expected to become an Event of Default.
8.    Ratification. Borrower hereby (i) ratifies, adopts and reaffirms each of the terms and provisions of the Loan Agreement, the Note, and the other Security Documents, subject only to the modifications contained in the First Modification and in this Modification; (ii) agrees that no provisions of the documents evidencing or securing payment of the Loan have been waived except as expressly provided herein; (iii) waives and releases any defenses to enforcement of the documents evidencing or securing payment of the Loan; and (iv) agrees that the Note remains secured by the Deed of Trust and all collateral for the Loan. In the event of any conflict between the terms of this Modification and terms of the Security Documents or the First Modification, this Modification shall govern and control.

9.    Defined Terms. Unless otherwise expressly provided herein, terms defined in the Loan Agreement shall have the same meaning when used in this Modification.

10.    Counterparts and Signatures. This Modification may be signed in multiple counterparts, all of which take together shall constitute a single document. Facsimile signatures are permissible and shall be as binding as original ink signatures.

11.    Final Agreement. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the parties have caused this Second Loan Modification Agreement to be duly executed effective as of the Effective Date.

LENDER:
SOUTHSIDE BANK

By: /s/ Pam Cunningham
Pam Cunningham, Executive VP

BORROWER:
LANTANA PLACE, L.L.C.,
a Texas limited liability company

By: /s/ Erin D. Pickens
Erin D. Pickens, Senior Vice President

APPROVAL OF GUARANTOR

The undersigned Guarantor hereby consents to the foregoing Second Loan Modification Agreement and hereby ratifies and affirms its written guarantee of payment of the Note as modified and amended.

GUARANTOR:
STRATUS PROPERTIES INC., a Delaware corporation

By: /s/ Erin D. Pickens ______________________
Erin D. Pickens, Senior Vice President
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